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                                  EXHIBIT 24(b)
                    Consent of David O. Christensen, C. P. A.
                       Independent Auditor and Accountant

















                                       24
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        David O Christensen
[LOGO]  CERTIFIED PUBLIC ACCOUNTANTS
        & CONSULTANTS

        6623 N.E. 78th Court, Suite 4
        P.O. Box 55758
        Portland, Oregon 97238

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        October 31, 1997


        Citizens Bancorp
        PO Box 30
        Corvallis, Oregon, 97330-0030

        RE:  CITIZENS BANCORP-DIVIDEND REINVESTMENT PLAN

        To Citizens Bancorp:

        We consent to the incorporation by reference in the Registration Statement of Citizens Bancorp on Form S-3 relating to Citizens Bancorp's Dividend Reinvestment Plan our reports of January 31, 1997 on the audits of the balance sheets of Citizens Bank as of December 31, 1996 and 1995, the related statements of income and changes in shareholders' equity for each of the three years in the period ending December 31, 1996, and the statements of cash flows for the years ended December 31, 1996 and 1995, all of which were incorporated by reference in Citizens Bank's Annual Report.

        We also consent to the reference to our firm under the caption "Experts" in the Registration Statements and the Prospectus relating thereto, and the filing of this letter as an Exhibit to the Registration Statement.


        Very truly yours,



        /s/  David O. Christensen
        -----------------------------
        David O. Christensen